Exhibit 99.1

QUALYS ANNOUNCES THIRD QUARTER 2017 FINANCIAL RESULTS

Revenue Growth of 17% Year-Over-Year

Normalized Revenue Growth of 19% Year-Over-Year

GAAP EPS: $0.21; Non-GAAP EPS: $0.31

Raises 2017 Revenue Guidance to $229.6-$230.1 million

Raises 2017 GAAP EPS Guidance to $1.09-$1.11

Raises 2017 Non-GAAP EPS Guidance to $1.04-$1.06

REDWOOD CITY, Calif., – Oct. 31, 2017 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud-based security and compliance solutions, today announced financial results for the third quarter ended September 30, 2017. For the quarter, the Company reported revenues of $59.5 million, net income under Generally Accepted Accounting Principles (“GAAP”) of $8.5 million, non-GAAP net income of $12.4 million, Adjusted EBITDA of $23.9 million, GAAP earnings per diluted share of $0.21 and non-GAAP earnings per diluted share of $0.31.

“We had a very strong third quarter with record operating margins driven by the increased demand for our Qualys Cloud Platform and its integrated Cloud Apps with 30% of enterprise customers now with three or more solutions, up from 23% one year ago,” said Philippe Courtot, chairman and CEO of Qualys. “We saw continued traction from Cloud Agents with now close to 5 million deployed over the last twelve months, a 37% increase from the last quarter, as well as with our new Cloud Apps such as Threat Protection. We also released into general availability this quarter two new Cloud Apps, File Integrity Monitoring (FIM) and the detection of Indication of Compromise (IOC) and are on track to expand our platform with additional services in 2018.”

Third Quarter 2017 Financial Highlights

Revenues: Revenues for the third quarter of 2017 increased by 17% to $59.5 million compared to $51.0 million for the same quarter in 2016. Normalized for the impact of FX (foreign exchange) and the MSSP (Managed Security Service Provider) contract, revenues increased by 19% over the same quarter in 2016.

Gross Profit: GAAP gross profit for the third quarter of 2017 increased by 18% to $46.8 million compared to $39.5 million for the same quarter in 2016. GAAP gross margin percentage was 79% for the third quarter of 2017 compared to 78% for the same quarter in 2016. Non-GAAP gross profit for the third quarter of 2017 increased by 18% to $47.4 million compared to $40.0 million for the same quarter in 2016. Non-GAAP gross margin percentage was 80% for the third quarter of 2017 compared to 79% for the same quarter in 2016.

Operating Income: GAAP operating income for the third quarter of 2017 was $10.8 million compared to $8.0 million for the same quarter in 2016. Non-GAAP operating income for the third quarter of 2017 was $18.7 million compared to $13.1 million for the same quarter in 2016.

Net Income: GAAP net income for the third quarter of 2017 was $8.5 million, or $0.21 per diluted share, compared to $5.0 million, or $0.13 per diluted share, for the same quarter in 2016. Non-GAAP net income for the third quarter of 2017 was $12.4 million, or $0.31 per diluted share, compared to non-GAAP net income of $8.5 million, or $0.22 per diluted share, for the same quarter in 2016.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the third quarter of 2017 increased by 35% to $23.9 million compared to $17.6 million for the same quarter in 2016. As a percentage of revenues, Adjusted EBITDA was 40% for the third quarter of 2017 compared to 35% for the same quarter in 2016.

Third Quarter 2017 Business Highlights

Select New Customers:

•	A.P Moller—Maersk, A+E Networks, ALDO Group, Axpo Services AG, Bank of England, Carlisle Companies, Crum & Forster Insurance, ED&F Man, EPAM Systems, Shop Direct Group, TD Canada Trust.

Business Highlights:

•	Announced general availability of its IOC Cloud App. Qualys IOC expands the capabilities of the Qualys Cloud Platform to deliver threat hunting, detect suspicious activity, and confirm the presence of known and unknown malware for devices both on and off the network.

•	Announced general availability of its FIM Cloud App. Qualys FIM logs and centrally tracks file change events across global IT systems and a variety of enterprise operating systems to provide customers a simple way to achieve centralized cloud-based visibility of activity resulting from normal patching and administrative tasks, change control exceptions or violations, or malicious activity — then report on that system activity as part of compliance mandates.

•	Completed the purchase of certain assets of Nevis Networks. This transaction provides Qualys with significant domain expertise in passive scanning technologies and allows the company to accelerate its move into the adjacent market of mitigation and response at endpoints.

•	Hosted over 500 attendees, including customers and partners, at our 17th annual User Conference. It was an excellent opportunity to learn the many ways our customers use the Qualys Cloud Platform to secure their hybrid IT environments and enable their digital transformations.

Financial Performance Outlook

Fourth Quarter 2017 Guidance: Management expects revenues for the fourth quarter of 2017 to be in the range of $61.7 million to $62.2 million, representing 18% to 19% growth over the same quarter in 2016 or estimated 19% to 20% growth normalized for the impact of FX and the MSSP contract. GAAP net income per diluted share is expected to be in the range of $0.15 to $0.17, which assumes an effective income tax rate of 27%. Non-GAAP net income per diluted share is expected to be in the range of $0.27 to $0.29, which assumes an effective non-GAAP income tax rate of 36%. Fourth quarter 2017 EPS estimates are based on approximately 41.1 million weighted average diluted shares outstanding for the quarter.

Full Year 2017 Guidance: Management now expects revenues for the full year 2017 to be in the range of $229.6 million to $230.1 million, up from the previous guidance range of $226.8 million to $228.3 million. Expected growth over the full year 2016 is 16% or estimated 19% growth normalized for the impact of FX and the MSSP contract. GAAP net income per diluted share is now expected to be in the range of $1.09 to $1.11, up from the previous guidance range of $1.02 to $1.06. This assumes an effective income tax rate of (15%), up from the previous assumption of (36%). Non-GAAP net income per diluted share is now expected to be in the range of $1.04 to $1.06, up from the previous guidance range of $0.87 to $0.91. This assumes an effective non-GAAP income tax rate of 36%. Full year 2017 EPS estimates are now based on approximately 40.0 million weighted average diluted shares outstanding, up from the previous assumption of 39.9 million.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its third quarter 2017 financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Tuesday, Oct. 31, 2017. To access the conference call, dial (877) 881-2609 in the U.S. or +1 (970) 315-0463 for international participants with conference ID # 93273781. The live webcast of Qualys’ earnings conference call, investor presentation, and prepared remarks can also be accessed at https://investor.qualys.com/events.cfm. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Joo Mi Kim

Vice President, FP&A and Investor Relations

(650) 801-6100

ir@qualys.com

About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud-based security and compliance solutions with over 9,300 customers in more than 100 countries, including a majority of each of the Forbes Global 100 and Fortune 100. The Qualys Cloud Platform and integrated suite of solutions help organizations simplify security operations and lower the cost of compliance by delivering critical security intelligence on demand and automating the full spectrum of auditing, compliance and protection for IT systems and web applications. Founded in 1999, Qualys has established strategic partnerships with leading managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Deutsche Telekom, Fujitsu, HCL Technologies, HP Enterprise, IBM, Infosys, NTT, Optiv, SecureWorks, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance. For more information, please visit www.qualys.com.

Qualys and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: our ability to maintain leadership in securing global IT environments and helping customers secure their digital transformation initiatives; the growth of our business, including adoption of our existing solutions and our new offerings to both existing and new customers; our expectations regarding the introduction of new solutions; the capabilities of our platform; the expansion of our partnerships and the related benefits of such partnerships; our strategy and our business model and our ability to execute such strategy; our guidance for revenues, GAAP EPS and non-GAAP EPS for the fourth quarter and full year 2017, and our expectations for the number of weighted average diluted shares outstanding and effective income tax rate for the fourth quarter and full year 2017. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles, seasonal buying patterns and length of our sales cycle; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates, unexpected fluctuations in our effective tax rate on a GAAP and non-GAAP basis, our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the Securities and Exchange Commission on August 3, 2017.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Qualys monitors operating measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per diluted share. In computing these non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense and non-recurring expenses. Qualys also monitors Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, other (income) expense, net and non-recurring expenses) and free cash flow (defined as cash provided by operating activities less purchases of property and equipment, and capitalized software development costs). Estimated impact of the MSSP contract signed in February 2016 refers to the difference between the estimated revenue recognized under the new terms in the MSSP contract and the estimated revenue that would have been recognized without the MSSP contract, assuming an appropriate renewal rate. The percentage impact is the net benefit, only in the contract year in which it occurred. Qualys believes that these non-GAAP operating metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA.

Furthermore, Qualys uses these operating measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys monitors free cash flow as a liquidity measure to provide useful information to management and investors about the amount of cash generated by the Company that, after the acquisition of property and equipment and capitalized software development costs, can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening the balance sheet. Qualys also believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non- GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and free cash flow provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry. Non-GAAP net income per diluted share for the nine months ended September 30, 2016 excludes approximately $0.7 million of non-recurring expenses related to the remittance of payroll taxes from year 2013 through May 2016 and for the nine months ended September 30, 2017 excludes $0.1 million of amortization of intangibles from the Nevis Networks acquisition. During this same period, the Company has not excluded amounts related to other non-recurring items from non-GAAP net income per diluted share because the Company has considered such amounts to be immaterial in any given quarter during such period.

We have not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share because we do not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation and non-recurring expenses). The actual dollar amount of reconciling items in the fourth quarter and full year 2017 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the fourth quarter and full year 2017. Accordingly, a reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include tax adjustments required to achieve the effective tax rate on a non-GAAP basis, which could differ from the GAAP effective tax rate. The Company believes its estimated non-GAAP effective tax rate of 36% in 2017 is a reasonable estimate under its global operating structure. The Company intends to re-evaluate the non-GAAP effective tax rate on an annual basis. However, it may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Source: Qualys

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$59,490	$50,987	$167,913	$145,701
Cost of revenues (1)	12,728	11,465	37,175	31,276

Gross profit	46,762	39,522	130,738	114,425
Operating expenses:
Research and development (1)	10,892	9,756	31,240	27,353
Sales and marketing (1)	15,475	14,498	46,872	43,393
General and administrative (1)	9,546	7,281	25,112	22,383

Total operating expenses	35,913	31,535	103,224	93,129

Income from operations	10,849	7,987	27,514	21,296
Other income (expense), net:
Interest expense	—	(9)	(3)	(23)
Interest income	753	363	1,775	903
Other expense, net	(82)	(124)	(288)	(442)

Total other income (expense), net	671	230	1,484	438

Income before income taxes	11,520	8,217	28,998	21,734
(Benefit from) provision for income taxes	3,068	3,221	(8,586)	8,417

Net income	$8,452	$4,996	$37,584	$13,317

Net income per share:
Basic	$0.22	$0.14	$1.01	$0.38

Diluted	$0.21	$0.13	$0.95	$0.35

Weighted average shares used in computing net income per share:
Basic	37,703	35,477	37,162	35,074

Diluted	40,299	38,712	39,601	38,205

(1) Includes stock-based compensation as follows:
Cost of revenues	$532	$516	$1,569	$1,318
Research and development	1,503	1,585	4,229	4,373
Sales and marketing	1,231	821	3,444	3,459
General and administrative	4,477	2,181	9,280	5,972

Total stock-based compensation	$7,743	$5,103	$18,522	$15,122

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$8,452	$4,996	$37,584	$13,317
Available-for-sale investments:
Change in net unrealized gain (loss) on investments, net of tax	103	(58)	32	140
Less: reclassification adjustment for net realized gain (loss) included in net income, net of tax	12	(38)	4	87

Net change	115	(96)	36	227

Other comprehensive income (loss), net	115	(96)	36	227

Comprehensive income	$8,567	$4,900	$37,620	$13,544

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$90,517	$86,737
Short-term investments	212,210	157,119
Accounts receivable, net	46,354	47,024
Prepaid expenses and other current assets	18,299	9,808

Total current assets	367,380	300,688
Long-term investments	40,358	45,725
Property and equipment, net	51,281	39,401
Deferred tax assets, net	32,359	16,590
Intangible assets, net	5,801	987
Goodwill	900	317
Restricted cash	1,200	1,200
Other noncurrent assets	2,048	2,096

Total assets	$501,327	$407,004

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,398	$2,051
Accrued liabilities	14,679	13,317
Deferred revenues, current	132,167	114,964

Total current liabilities	148,244	130,332
Deferred revenues, noncurrent	16,041	15,528
Other noncurrent liabilities	9,401	2,731

Total liabilities	173,686	148,591
Stockholders’ equity:
Common stock	38	36
Additional paid-in capital	290,520	266,794
Accumulated other comprehensive loss	(120)	(156)
Retained earnings (accumulated deficit)	37,203	(8,261)

Total stockholders’ equity	327,641	258,413

Total liabilities and stockholders’ equity	$501,327	$407,004

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$37,584	$13,317
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	15,054	12,364
Bad debt expense	353	152
Loss on disposal of property and equipment	3	39
Stock-based compensation	18,522	15,122
Amortization of premiums and accretion of discounts on investments	1,155	617
Excess tax benefits from stock-based compensation	—	(4,832)
Deferred income taxes	(17,631)	931
Excess tax benefits included in deferred tax assets	7,880	—
Changes in operating assets and liabilities:
Accounts receivable	317	263
Prepaid expenses and other assets	(405)	(1,196)
Accounts payable	(706)	(877)
Accrued liabilities	747	6,763
Deferred revenues	17,716	10,853
Other noncurrent liabilities	1,190	1,188

Net cash provided by operating activities	81,779	54,704

Cash flows from investing activities:
Purchases of investments	(198,866)	(180,161)
Sales and maturities of investments	148,025	133,708
Purchases of property and equipment	(26,612)	(18,809)
Purchase of business	(5,753)	—

Net cash used in investing activities	(83,206)	(65,262)

Cash flows from financing activities:
Proceeds from exercise of stock options	22,778	12,529
Excess tax benefits from stock-based compensation	—	4,832
Payments for taxes related to employee net share settlement of equity awards	(17,571)	(202)

Net cash provided by financing activities	5,207	17,159

Net increase in cash and cash equivalents	3,780	6,601
Cash and cash equivalents at beginning of period	86,737	91,698

Cash and cash equivalents at end of period	$90,517	$98,299

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$8,452	$4,996	$37,584	$13,317
Depreciation and amortization of property and equipment	5,098	4,426	14,662	12,035
Amortization of intangible assets	173	110	392	329
Interest expense	—	9	3	23
(Benefit from) Provision for income taxes	3,068	3,221	(8,586)	8,417

EBITDA	16,791	12,762	44,055	34,121
Stock-based compensation	7,743	5,103	18,522	15,122
Other (income) expense, net	(671)	(239)	(1,487)	(461)
One-time tax related expense	—		—	716

Adjusted EBITDA	$23,863	$17,626	$61,090	$49,498

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP Cost of revenues	$12,728	$11,465	$37,175	$31,276
Less: Stock-based compensation	(532)	(516)	(1,569)	(1,318)
Less: Intangible asset amortization (1)	(86)	—	(86)	—

Non-GAAP Cost of revenues	$12,110	$10,949	$35,520	$29,958

GAAP Gross profit	$46,762	$39,522	$130,738	$114,425
Plus: Stock-based compensation	532	516	1,569	1,318
Plus: Intangible asset amortization (1)	86	—	86	—

Non-GAAP Gross profit	$47,380	$40,038	$132,393	$115,743

GAAP Research and development	$10,892	$9,756	$31,240	$27,353
Less: Stock-based compensation	(1,503)	(1,585)	(4,229)	(4,373)

Non-GAAP Research and development	$9,389	$8,171	$27,011	$22,980

GAAP Sales and marketing	$15,475	$14,498	$46,872	$43,393
Less: Stock-based compensation	(1,231)	(821)	(3,444)	(3,459)

Non-GAAP Sales and marketing	$14,244	$13,677	$43,428	$39,934

GAAP General and administrative	$9,546	$7,281	$25,112	$22,383
Less: Stock-based compensation	(4,477)	(2,181)	(9,280)	(5,972)
Less: One-time tax related expense	—	—	—	(716)

Non-GAAP General and administrative	$5,069	$5,100	$15,832	$15,695

GAAP Operating expenses	$35,913	$31,535	$103,224	$93,129
Less: Stock-based compensation	(7,211)	(4,587)	(16,953)	(13,804)
Less: One-time tax related expense	—	—	—	(716)

Non-GAAP Operating expenses	$28,702	$26,948	$86,271	$78,609

GAAP Income from operations	$10,849	$7,987	$27,514	$21,296
Plus: Stock-based compensation	7,743	5,103	18,522	15,122
Plus: Intangible asset amortization (1)	86	—	86	—
Plus: One-time tax related expense	—	—	—	716

Non-GAAP Income from operations	$18,678	$13,090	$46,122	$37,134

GAAP Net income	$8,452	$4,996	$37,584	$13,317
Plus: Stock-based compensation	7,743	5,103	18,522	15,122
Plus: Intangible asset amortization (1)	86	—	86	—
Plus: One-time tax related expense	—	—	—	716
Less: Tax adjustment	(3,898)	(1,574)	(25,724)	(5,109)

Non-GAAP Net income	$12,383	$8,525	$30,468	$24,046

Non-GAAP Net income per share:
Basic	$0.33	$0.24	$0.82	$0.69

Diluted	$0.31	$0.22	$0.77	$0.63

Weighted average shares used in non-GAAP net income per share:
Basic	37,703	35,477	37,162	35,074

Diluted	40,299	38,712	39,601	38,205

Note (1): Includes amortization of intangible assets from acquisition of Nevis Networks.

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2017	2016
GAAP Cash flows provided by operating activities	81,779	54,704
Less:
Purchases of property and equipment	(26,612)	(18,809)

Non-GAAP Free cash flows	$55,167	$35,895

Qualys, Inc.

RECONCILIATION OF U.S. GAAP REVENUE GROWTH AND CURRENT DEFERRED REVENUE GROWTH TO NORMALIZED GROWTH

(Unaudited)

(in thousands)

Reconciliation of U.S. GAAP Revenue Growth to Normalized Growth

	Three Months Ended September 30,
	2017	2016
Revenues	$59,490	$50,987
Y/Y Revenue Change as Reported Under U.S. GAAP	16.7%	20.1%
Plus: Impact of MSSP Contract Signed in Feb 2016	1.5%	(1.9)%
Plus: Foreign Exchange Impact	1.1%	1.4%

Normalized Revenue Growth	19.4%	19.5%

	Three Months Ended December 31, 2017		Year Ended December 31, 2017
Revenue Guidance Range	$61,700	$62,200	$229,600	$230,100
Y/Y Revenue Change as Reported Under U.S. GAAP	18.1%	19.1%	16.0%	16.3%
Plus: Estimated Impact of MSSP Contract Signed in Feb 2016	0.6%	0.6%	1.6%	1.6%
Plus: Estimated Foreign Exchange Impact	0.6%	0.6%	1.1%	1.1%

Estimated Normalized Revenue Growth	19.3%	20.3%	18.6%	18.9%

Reconciliation of U.S. GAAP Current Deferred Revenue Growth to Normalized Growth

As of September 30, 2017
Current Deferred Revenue	$132,167
Y/Y Current Deferred Revenue Change as Reported Under U.S. GAAP	21.2%
Plus: Foreign Exchange Impact	0.7%

Normalized Current Deferred Revenue Growth	22.0%